Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Second Quarter 2009 Results

LOS GATOS, Calif., August 12, 2009 – Procera® Networks Inc. (NYSE Amex: PKT), a developer of Evolved Deep Packet Inspection (DPI) solutions providing traffic awareness, control and protection for complex networks, announced its earnings for its second quarter ended June 30, 2009 (Q2’09).

Q2’09 Key Highlights:

•	Focus on Tier 1 service providers achieves record bookings of $7.1 million

•	Announced initial $5.4M purchase order from a major Tier 1 Service Provider

•	Fifth consecutive quarter of year-over-year revenue growth

•	Revenue of $3.2 million; increased 24% year-over-year and 10% sequentially

•	Gross margin impacted by charges; underlying gross margin rate remained strong

•	Reduced operating expenses 30% year-over-year

“Our achievements in the second quarter were significant.  We expect the magnitude of our Tier 1 win will be felt across all regions and verticals,” said James Brear, president and CEO of Procera.  “This win, along with our continued success in the Higher Education market, validates our technology leadership.”

Total revenue for Q2’09 was $3.2 million, an increase of 24% from $2.6 million of revenue reported in the second quarter of 2008 (Q2’08).  The GAAP net loss for Q2’09 was $4.3 million, or a loss of $(0.05) per diluted share.  This compares to a GAAP net loss of $3.9 million, or a loss of $(0.05) per diluted share, in Q2’08.

Non-GAAP net loss for Q2’09 was $1.7 million, as compared to non-GAAP net loss for Q2’08 of $2.9 million.

An archive of the August 12, 2009 conference call will be available at the Investor Relations section of Procera Networks’ website, www.proceranetworks.com, by no later than August 14, 2009.

Forward Looking Statements

Safe Harbor Statement: this press release contains forward-looking statements, including statements relating to the expected demand for Procera Networks' products and services and the recently announced purchase order from a Tier 1 service provider.  These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to the  testing and acceptance of our products under the Tier 1 purchase order and during a trial period; our ability to raise capital; the acceptance and adoption of our products; our ability to service and upgrade our products;  lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand;  and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Forms 10-Qs filed in 2009 and our Form 10-K filed for the year ended December 31, 2008.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 890-7100• www.proceranetworks.com

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results.  For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations."  Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods.  Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax benefits, if any:

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income.  Amortization of intangible assets is a non-cash expense, and it is not part of our core operations.  Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures.  Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses.  Stock-based compensation expenses will recur in future periods.

Non-cash interest expense: We have excluded the effect of a non-cash charge to interest expense for the amortization of discounts related to convertible promissory notes that were issued and converted within Q2’09.

About Procera Networks Inc.
Procera Networks Inc. delivers Evolved DPI solutions that give service providers awareness, control and protection of their applications and networks.  Its core product suite, the PacketLogic line of platforms, leverages the company's advanced identification engine, DRDL™ (Datastream Recognition Definition Language), to provide accurate identification of network traffic in real-time. PacketLogic is deployed at more than 400 broadband service providers, telcos, governments and higher education campuses worldwide.  Founded in 2002, Procera (NYSE Amex: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 890-7100• www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Sales
Product sales	$2,550,845	$2,205,002	$4,721,888	$3,538,766
Support sales	682,874	410,296	1,459,165	792,306
Total sales	3,233,719	2,615,298	6,181,053	4,331,072
Cost of sales
Product cost of sales	2,270,580	1,304,905	3,939,328	2,393,744
Support cost of sales	85,317	155,925	204,489	298,144
Total cost of sales	2,355,897	1,460,830	4,143,817	2,691,888

Gross profit	877,822	1,154,468	2,037,236	1,639,184
	27.1%	44.1%	33.0%	37.8%
Operating expenses:
Research and development	683,307	1,026,411	1,319,449	1,688,533
Sales and marketing	1,653,930	2,344,136	3,338,791	4,368,477
General and administrative	1,389,595	1,971,059	2,719,040	3,496,152
Total operating expenses	3,726,832	5,341,606	7,377,280	9,553,162

Loss from operations	(2,849,010)	(4,187,138)	(5,340,044)	(7,913,978)

Other income (expense)
Interest and other income	12,309	14,585	25,269	25,883
Interest and other expense	(1,730,657)	(26,562)	(1,767,453)	(34,803)
Total other income (expense)	(1,718,348)	(11,977)	(1,742,184)	(8,920)

Loss before income taxes	(4,567,358)	(4,199,115)	(7,082,228)	(7,922,898)
Income tax benefit	234,763	282,545	415,580	522,391
Net loss	$(4,332,595)	$(3,916,570)	$(6,666,648)	$(7,400,507)

Net loss per share - basic and diluted	$(0.05)	$(0.05)	$(0.08)	$(0.10)

Shares used in computing net loss per share-basic and diluted	86,943,149	77,119,655	85,687,768	76,618,915

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 890-7100• www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2009	December 31, 2008
ASSETS	Unaudited
Current Assets:
Cash and cash equivalents	$2,303,901	$1,721,225
Accounts receivable, net of allowance	5,686,469	5,454,745
Inventories, net	2,925,337	3,445,802
Prepaid expenses and other	627,457	824,340
Total current assets	11,543,164	11,446,112

Property and equipment, net	1,216,342	2,573,045
Purchased intangible assets, net	244,905	964,405
Goodwill	960,209	960,209
Other non-current assets	47,600	47,294
Total assets	$14,012,220	$15,991,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,629,220	$2,457,430
Deferred revenue	1,560,735	1,313,092
Accrued liabilities	1,355,587	1,841,442
Notes payable	650,000	550,000
Capital leases payable	-	11,543
Total current liabilities	5,195,542	6,173,507

Non-current liabilities
Deferred rent	27,890	24,234
Deferred tax liability	176,687	695,239
Capital leases payable	-	39,584
Total liabilities	5,400,119	6,932,564

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	94,083	84,498
Additional paid-in capital	67,080,737	61,142,430
Accumulated other comprehensive loss	(155,751)	(428,107)
Accumulated deficit	(58,406,968)	(51,740,320)
Total stockholders' equity	8,612,101	9,058,501

Total liabilities and stockholders' equity	$14,012,220	$15,991,065

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 890-7100• www.proceranetworks.com

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Sales - U.S. GAAP as reported	3,233,719	2,947,334	2,615,298	6,181,053	4,331,072

Reconciliation of Gross Profit:
U.S. GAAP as reported	877,822	1,159,414	1,154,468	2,037,236	1,639,184
As a percentage of sales	27%	39%	44%	33%	38%
Adjustment:
Amortization on intangibles (1)	381,500	381,500	381,500	763,000	763,000
Stock-based compensation (2)	16,395	18,059	6,845	34,454	13,241
As Adjusted	1,275,717	1,558,973	1,542,813	2,834,690	2,415,425
As a percentage of sales	39%	53%	59%	46%	56%

Reconciliation of Operating Expense:
U.S. GAAP as reported	3,726,832	3,650,448	5,341,606	7,377,280	9,553,162
Adjustment:
Amortization on intangibles (1)	545,083	545,083	545,083	1,090,166	1,090,166
Stock-based compensation (2)	271,285	304,369	378,709	575,654	807,445
As Adjusted	2,910,464	2,800,996	4,417,814	5,711,460	7,655,551

Reconciliation of Net Loss:
U.S. GAAP as reported	(4,332,595)	(2,334,053)	(3,916,570)	(6,666,648)	(7,400,507)
Adjustment:
Amortization on intangibles (1)	926,583	926,583	926,583	1,853,166	1,853,166
Stock-based compensation (2)	287,680	322,428	385,554	610,108	820,686
Interest related to beneficial conversion feature (3)	1,644,756	-	-	1,644,756	-
Income tax adjustment (4)	(259,904)	(259,904)	(259,904)	(519,808)	(519,808)
As Adjusted	(1,733,480)	(1,344,946)	(2,864,337)	(3,078,426)	(5,246,462)

(1) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(2) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).
(3) Interest expense related to intrinsic value of beneficial conversion feature of convertible promissory notes.
(4) Income tax benefit from the amortization of intangible assets.

Press Contact
Jon Linden, Procera Networks, 1-408-890-7039, jon.linden@proceranetworks.com

Investor Relations Contact
Charles Constanti, Procera Networks, 1-408-890-7066, cconstanti@proceranetworks.com

Procera Networks is a registered trademark, and PacketLogic and DRDL are trademarks of Procera Networks, Inc. All rights reserved.  All other products or brands mentioned are trademarks and/or service marks of their respective owners.

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Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 890-7100• www.proceranetworks.com